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                               CUSTODIAN AGREEMENT

                             MIMLIC VALUE FUND, INC.

                        FIRST TRUST NATIONAL ASSOCIATION


        THIS AGREEMENT, made in duplicate this 20th day of May, 1994, by and between MIMLIC Value Fund, Inc., a Minnesota corporation (hereinafter called the "Fund"), and First Trust National Association, a national banking association organized and existing under the laws of the United States of America with its principal place of business at St. Paul, Minnesota (hereinafter called the "Custodian").

        WITNESSETH:

        WHEREAS, the Fund desires that its securities and cash shall be hereafter held and administered by the Custodian, pursuant to the terms of this Agreement.

        NOW, THEREFORE, in consideration of the mutual agreements herein made, the Fund and Custodian agree as follows:


                             ARTICLE 1.  DEFINITIONS

        The word "securities" as used herein shall be construed to include, without being limited to, shares, stocks, treasury stocks, including any stocks of the Fund, notes, bonds, debentures, evidences of indebtedness, certificates of interest or participation in any profit-sharing agreements, collateral trust certificates, reorganization certificates or subscriptions, transferable shares, investment contracts, voting trust certificates, certificates of deposit for a security, fractional or undivided interests in oil, gas, or other mineral rights, or any certificates of interest or participation in, temporary or interim certificates for, receipts for, guarantees of, or warrants or rights to subscribe to or purchase any of the foregoing, acceptances and other obligations, and any evidence of any right or interest in or to any property or assets and any other interest or instrument commonly known as a security.

        The words "written order from the Fund" shall mean a request or direction or certification in writing, by wire, computer terminal, magnetic tape or other mutually accepted means with or without a manual signature which the Custodian in good faith believes to be genuine and to have been sent by the Fund. Any such order in writing shall be signed in the name of the Fund by any two of the individuals designated in the current certified list referred to in
Article 2.


           ARTICLE 2.  NAMES, TITLES AND SIGNATURES OF FUND'S OFFICERS

        The Fund shall certify to the Custodian the names, titles and signatures of officers and other persons who are authorized to give written or oral orders to the Custodian on behalf of the Fund. The Fund agrees that whenever any change in such authorization occurs it will file with the Custodian a new certified list of names, titles and signatures which shall be signed by at least one officer previously certified to the Custodian if any such officer still holds an office in the Fund. The Custodian is authorized

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to rely and act upon the names, titles and signatures of the individuals as they appear in the most recent such certified list which has been delivered to the Custodian as hereinbefore provided.


                   ARTICLE 3.  RECEIPT AND DISBURSING OF MONEY

                                   SECTION (1)

        The Fund shall from time to time cause cash held by the Fund to be delivered or paid to the Custodian, but the Custodian shall not be under any obligation or duty to determine whether all cash of the Fund is being so deposited or to take any action or give any notice with respect to cash not so deposited. The Custodian agrees to hold such cash, together with any other sum collected or received by it for or on behalf of the Fund, for the account of the Fund, in the name of "MIMLIC Value Fund, Inc., Custodian Account," in conformity with the terms of this Agreement. The Custodian shall make payments of cash for the account of the Fund upon receipt of a written order from the Fund.

                                   SECTION (2)

        The Custodian is hereby appointed the attorney-in-fact of the Fund to enforce and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the Fund and drawn to or to the order of the Fund and to deposit them in the Custodian Account of the Fund.


                        ARTICLE 4.  RECEIPT OF SECURITIES

        The Fund agrees to place all of its securities of the Fund in the custody of the Custodian, but the Custodian shall not be under any obligation or duty to determine whether all securities of the Fund are being so deposited or to require that they be so deposited, or to take any action or give any notice with respect to the securities not so deposited. The Custodian agrees to hold such securities for the account of the Fund, in the name of the Fund or of bearer or of a nominee of the Custodian, and in conformity with the terms of this Agreement. The Custodian also agrees, upon written order from the Fund, to receipt from persons other than the Fund and to hold for the account of the Fund securities specified in said written order, and, if the same are in proper form, to cause payment to be made therefor to the persons from whom such securities were received, from the funds of the Fund held by it in the Custodian Account in the amounts provided and in the manner directed by the written order from the Fund. The Custodian shall have no power, or authority to assign, hypothecate, pledge or otherwise dispose of any such securities and investments, except pursuant to a written order from the Fund and only for the account of the Fund as set forth in Article 5 of this Agreement.

        The Custodian agrees that all securities of the Fund placed in its custody shall be kept segregated in a separate account at all times from those of any other person, firm or corporation, and shall be held by the Custodian with all reasonable precautions for the safekeeping thereof, with safeguards substantially equivalent to those maintained by the Custodian for its own securities.

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         ARTICLE 5.  TRANSFER, EXCHANGE, REDELIVERY, ETC. OF SECURITIES

        The Custodian agrees to transfer, exchange or deliver securities as provided in Article 6, or on receipt by it of, and in accordance with, a written order from the Fund in which the Fund shall state specifically which of the following cases is covered thereby, provided that it shall not be the responsibility of the Custodian to determine the propriety or legality of any such order:

        (a) In the case of deliveries of securities sold by the Fund, against receipt by the Custodian of the proceeds of sale and after receipt of a confirmation from a broker or dealer with respect to the transaction;

        (b) In the case of deliveries of securities which may mature or be called, redeemed, retired or otherwise become payable, against receipt by the Custodian of the sums payable thereon or against interim receipts or other proper delivery receipts;

        (c) In the case of deliveries of securities which are to be transferred to and registered in the name of the Fund or of a nominee of the Custodian and delivered to the Custodian for the account of the Fund, against receipt by the Custodian of interim receipts or other proper delivery receipts;

        (d) In the case of deliveries of securities to the issuer thereof, its transfer agent or other proper agent, or to any committee or other organization for exchange for other securities to be delivered to the Custodian in connection with a reorganization or recapitalization of the issuer or any split-up or similar transaction involving such securities, against receipt by the Custodian of such other securities or against interim receipts or other proper delivery receipts;

        (e) In the case of deliveries of temporary certificates in exchange for permanent certificates, against receipt by the Custodian of such permanent certificates or against interim receipts or other proper delivery receipts;

        (f) In the case of deliveries of securities upon conversion thereof into other securities, against receipt by the Custodian of such other securities or against interim receipts or other proper delivery receipts;

        (g) In the case of deliveries of securities in exchange for other securities (whether or not such transactions also involve the receipt or payment of cash), against receipt by the Custodian of such other securities or against interim receipts or other proper delivery receipts;

        (h) In a case not covered by the preceding paragraphs of this article, upon receipt of a resolution adopted by the Board of Directors of the Fund, or any Executive Committee of such Board, signed by an officer of the Fund and certified to by the Secretary, specifying the securities and assets to be transferred, exchanged, or delivered, the purposes for which such delivery is being made, declaring such purposes to be proper corporate purposes, and naming a person or persons to whom such transfer, exchange or delivery is to be made; and

        (i)  In the case of deliveries pursuant to paragraphs (a), (b), (c),
(d), (e), (f), and (g) above, the written order from the Fund shall direct that the proceeds of any securities delivered, or securities or other assets exchanged for or in lieu of securities so delivered, are to be delivered to the Custodian.

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                ARTICLE 6.  CUSTODIAN'S ACTS WITHOUT INSTRUCTIONS

        Unless and until the Custodian receives contrary written orders from the Fund, the Custodian shall without order from the Fund:

        (a) Present for payment all bills, notes, checks, drafts and similar items, and all coupons or other income items (except stock dividends), held or received for the account of the Fund, and which require presentation in the ordinary course of business, and credit such items to the Custodian Account of the Fund conditionally, subject to final payment;

        (b) Present for payment all securities which may mature or be called, redeemed, retired, or otherwise become payable and credit such items to the Custodian Account of the Fund conditionally, subject to final payment;

        (c) Hold for and credit to the account of the Fund all shares of stock and other securities received as stock dividends or as the result of a stock split or otherwise from or on account of securities of the Fund, and notify the Fund promptly of the receipt of such items;

        (d) Deposit any cash received by it from, for or on behalf of the Fund to the credit of the Fund in the Custodian Account of the Fund (without liability for interest);

        (e) Charge against the aforesaid Custodian Account for the Fund disbursements authorized to be made by the Custodian hereunder and actually made by it, and notify the Fund of such charges at least once a month;

        (f) Deliver securities which are to be transferred to and reissued in the name of the Fund, or of a nominee of the Custodian for the account of the Fund, and temporary certificates which are to be exchanged for permanent certificates, to a proper transfer agent for such purposes against interim receipts or other proper delivery receipts; and

        (g) Hold for disposition in accordance with written orders from the Fund hereunder all options, rights and similar securities which may be received by the Custodian and which are issued with respect to any securities held by it hereunder, and notify the Fund promptly of the receipt of such items.


                         ARTICLE 7.  DELIVERY OF PROXIES

        The Custodian shall deliver promptly to the Fund all proxies, notices and communications with relation to securities held by it which it may receive from sources other than the Fund.


                              ARTICLE 8.  TRANSFER

        The Fund shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer any securities which it may hold for the account of the Fund. For the purpose of facilitating the handling of securities, unless the Fund shall otherwise direct by written order, the Custodian is authorized to hold securities deposited with it under this Agreement in the name of its registered nominee or nominees (as defined in the Internal Revenue Code and any Regulations of the United States Treasury Department issued thereunder or in any provision of any subsequent Federal tax law exempting such transaction from liability for stock transfer taxes) and shall execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under

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the laws of any state.  In consideration of Custodian's registration of any securities or other property in the name of Custodian or its nominee or agent, Customer agrees to pay on demand to Custodian or to Custodian's nominee or agent the amount of any loss or liability for stockholders assessments, or otherwise, claimed or asserted against Custodian or Custodian's nominee or agent by reason of such registration. Securities of the Fund which are held in nominee name shall be identified as belonging to the Fund on the books and records of the Custodian.


               ARTICLE 9.  TRANSFER TAXES AND OTHER DISBURSEMENTS

        The Fund shall pay or reimburse the Custodian for any transfer taxes payable upon transfers of securities made hereunder, including transfers incident to the termination of this Agreement, and for all other necessary and proper disbursements and expenses made or incurred by the Custodian in the performance or incident to the termination of this Agreement, and the Custodian shall have a lien upon any cash or securities held by it for the account of the Fund for all such items, enforceable, after thirty days' written notice by registered mail to the Fund, by the sale of sufficient securities to satisfy such lien. The Custodian may reimburse itself by deducting from the proceeds of any sale of securities an amount sufficient to pay any transfer taxes payable upon the transfer of securities sold. The Custodian shall execute such certificates in connection with securities delivered to it under this Agreement as may be required, under the provisions of any federal revenue act and any Regulations of the Treasury Department issued thereunder or any state laws, to exempt from taxation any transfers and/or deliveries of any such securities as may qualify for such exemption.


                       ARTICLE 10.  CUSTODIAN'S LIABILITY

        If the mode of payment for securities to be delivered by the Custodian is not specified in the written order from the Fund directing such delivery, the Custodian shall make delivery of such securities against receipt by it of cash, a postal money order or a check drawn by a bank, trust company, or other banking institution, or by a broker named in such written order from the Fund, for the amount the Custodian is directed to receive. The Custodian shall be liable for the proceeds of any delivery of securities made pursuant to this Article, but provided that it has complied with the provisions of this Article, only to the extent that such proceeds are actually received.


                         ARTICLE 11.  CUSTODIAN'S REPORT

        The Custodian shall furnish the Fund as of the close of business on the last business day of each month a statement showing all cash transactions and entries for the account of the Fund. The books and records of the Custodian pertaining to its actions as Custodian under this Agreement shall be open to inspection and audit, at reasonable times, by officers of, and auditors employed by, the Fund. The Custodian shall furnish the Fund with a list of the securities held by it in custody for the account of the Fund as of the close of business on the last business day of each month.


                      ARTICLE 12.  CUSTODIAN'S COMPENSATION

        The Custodian shall be paid compensation at such rates and at such times as may from time to time be agreed on in writing by the parties hereto, and the Custodian shall have a lien for unpaid compensation, to the date of

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termination of this Agreement, upon any cash or securities held by it for the account of the Fund, enforceable in the manner specified in Article 9 hereof.


          ARTICLE 13.  DURATION, TERMINATION AND AMENDMENT OF AGREEMENT

        This Agreement shall remain in effect, as it may from time to time be amended, until it shall have been terminated as hereinafter provided, but no such alteration or termination shall affect or impair any rights or liabilities arising out of any acts or omissions to act occurring prior to such amendment or termination.

        The Custodian may terminate this Agreement by giving the Fund ninety
(90) days' written notice of such termination by registered mail addressed to the Fund at its principal place of business.

        The Fund may terminate this Agreement by giving ninety (90) days' written notice thereof delivered, together with a copy of the resolution of the Board of Directors authorizing such termination and certified by the Secretary of the Fund, by registered mail to the Custodian at its principal place of business.

        Upon termination of this Agreement, the assets of the Fund held by the Custodian shall be delivered by the Custodian to a successor custodian upon receipt by the Custodian of a copy of the resolution of the Board of Directors of the Fund, certified by the Secretary, designating the successor custodian.

        Upon any termination of this Agreement, pending the appointment of a successor custodian or a decision by the Fund to dissolve or to function without a custodian of its cash, securities and other property, Custodian shall not deliver the cash, securities and other property of the Fund to the Fund, but may deliver them to a bank or trust company in the Cities of Minneapolis or St. Paul, Minnesota, of its own selection, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than five hundred thousand dollars ($500,000.00) as a Custodian for the Fund to be held under terms similar to those of this Agreement; provided, however, that Custodian shall not be required to make any such delivery or payment until full payment shall have been made by the Fund or Minnesota Mutual of all liabilities constituting a charge on or against the properties then held by Custodian or on or against Custodian, and until full payment shall have been made to Custodian of all its fees, compensation, costs and expenses, subject to the provisions of
Section 12 of this Agreement.

        This Agreement may be amended at any time by the mutual agreement of the Fund and the Custodian.

        This Agreement may not be assigned by the Custodian without the consent of the Fund, authorized or approved by a resolution of its Board of Directors.


                        ARTICLE 14.  SUCCESSOR CUSTODIAN

        Any bank or trust company into which the Custodian or any successor custodian may be merged or converted or with which it or any successor custodian may be consolidated, or any bank or trust company resulting from any merger, conversion or consolidation to which the Custodian or any successor custodian shall be a party, or any bank or trust company succeeding to the business of the Custodian, shall be and become the successor custodian without the execution of any instrument or any further act on the part of the Fund or the Custodian or any successor custodian.

        Any such successor custodian shall have all the power, duties and obligations of the preceding custodian under this Agreement and any amendments thereof and shall succeed to all the exemptions and privileges of the preceding custodian under this Agreement and any amendments thereof.


                     ARTICLE 15.  USE OF SUB-CUSTODIAN BANKS

        Notwithstanding any provisions of this Agreement to the contrary, the Custodian is authorized to make, from time to time, appropriate arrangements with other banks selected by it for the custody by such banks of the Fund securities in circumstances where direct custody of such securities by the Custodian would be impracticable. Any bank so selected by the Custodian to act as a sub-custodian shall have aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than five hundred thousand dollars ($500,000.00). For the purposes of this Agreement, any bank selected by the Custodian to act as a sub-custodian for the Fund shall be deemed to be an agent of the Custodian, and receipt and possession by such sub-custodian bank of securities for the Fund shall constitute receipt and possession of such securities by the Custodian. The account holdings of the Customer at such an entity shall not include any assets of the Custodian other than assets held as a fiduciary, Custodian or otherwise for Customers, and securities of the Fund which are maintained in such an entity shall be identified as belonging to the Fund on the books and records of the Custodian. The Custodian shall indemnify the Fund for any losses arising from the negligence of any sub-custodian bank selected by it. The Custodian shall promptly notify the Fund of its selection of a bank to act as sub-custodian hereunder.


                         ARTICLE 16.  USE OF DEPOSITORY

        The Custodian may deposit all or any part of the securities owned by the Fund in a (a) clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 which acts as a securities depository, or (b) the book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, Subpart B of 31 CFR 350, and the book-entry regulations of federal agencies substantially in the form of Subpart O, (hereinafter referred to as "Depository") in accordance with the provisions of Rule 17f-4 under the Investment Company Act of 1940, or the applicable provisions of a comparable rule adopted by the Securities and Exchange Commission, and this Agreement.

        The Custodian shall establish, for the participation of the Fund, an account at the Depository which shall not include any assets held by the Custodian other than as a fiduciary, custodian or otherwise for customers. The Custodian shall send the Fund confirmation of any transfers to or from the account of the Fund including those where the transaction takes place by book entry at the Depository and shall identify securities held by the Depository belonging to the Fund. Upon request, the Custodian shall also provide the Fund with any report obtained by the Custodian on the Depository's system of internal accounting control and such reports on the Custodian's own system of internal accounting control as the Fund may reasonably require. The Custodian shall indemnify the Fund for any loss or damage resulting from the use of the Depository arising by reason of any negligence, misfeasance or misconduct of the Custodian or its employees or agents or from a failure of the Custodian to enforce effectively such rights as it may have against the Depository.

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                              ARTICLE 17.  GENERAL

        Nothing expressed or mentioned in or to be implied from any provisions of this Agreement is intended to give or shall be construed to give any person or corporation other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or provision herein contained, this Agreement and all of the covenants, conditions and provisions hereof being intended to be, and being, for the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

        It is the purpose and intention of the parties hereto that the Fund shall retain all the power, rights and responsibilities of determining policy, exercising discretion and making decisions with respect to the purchase, or other acquisitions, and the sale, or other disposition, of all of its securities, and that the duties and responsibilities of the Custodian hereunder shall be limited to receiving and safeguarding the assets and securities of the Fund and to delivering or disposing of them pursuant to the written order of the Fund as aforesaid, and the Custodian shall have no authority, duty or responsibility for the investment policy of the Fund or for any acts of the Fund in buying or otherwise acquiring, or in selling or otherwise disposing of, any securities, except as hereinbefore specifically set forth.

        The Custodian shall in no case or event permit the withdrawal of any money or securities of the Fund upon the mere receipt of any director, officer, employee or agent of the Fund, but shall hold such money and securities for disposition under the procedure herein set forth.

        All notices and communications from the Custodian to the Fund shall be addressed to MIMLIC Value Fund, Inc., 400 Robert Street North, St. Paul, Minnesota 55101, unless and until the Fund, in writing, directs the Custodian otherwise, in which event the last such written direction shall be controlling. All notices and other communications from the Fund to the Custodian shall be addressed to First Trust National Association, 4th Floor - Custody Window, and delivered to it at 180 East Fifth Street, St. Paul, Minnesota 55101, unless and until the Custodian in writing directs the Fund otherwise in which event the last such written direction shall be controlling.

        The Fund agrees to indemnify and hold harmless the Custodian and its nominee from all taxes, charges, expenses, assessments, claims and liabilities (including reasonable counsel fees) incurred or assessed against it or its nominee in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct; provided, however, that the Custodian will give the Fund reasonable opportunity to defend against such claim in the name of the Fund or Custodian, or both. The Custodian is authorized to charge any account of the Fund for such items. In the event of any advance of cash for any purpose made by the Custodian resulting from orders or instructions of the Fund, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor.

                       ARTICLE 18.  LIABILITY OF CUSTODIAN

        The Custodian shall not be liable for any action taken in good faith upon oral or written instructions of the Fund or upon any written order herein described or certified copy of any resolution of the Board of Directors and may rely on the genuineness of any such document which it in good faith believes to have been validly executed.

        The Custodian shall be responsible for any loss of the physical property of the Fund while deposited in the Fund account or accounts or otherwise in the actual possession of Custodian, its officers, agents or employees. The Custodian shall not be responsible to the Fund for any loss of the Fund's securities caused by war, civil war, insurrection, military, naval or usurped power, hurricane, cyclone, tornado, earthquake, volcanic eruption or other similar disturbance of nature. Custodian shall not be responsible to the Fund for any loss of the Fund's securities in time of peace or war, directly or indirectly caused by or resulting from the effects of nuclear fission or fusion or radioactivity.

        No loss shall excuse Custodian from any of its responsibilities under the terms of this Agreement.

        The Custodian shall also be responsible for any loss of the physical property of the Fund while such physical property is in transit between the banking premises of Custodian and any other place in the custody of an officer, employee or agent of Custodian, or an armored motor vehicle company employed by Custodian, provided Custodian has selected the means of transportation or delivery used. Unless instructed otherwise pursuant to this Agreement by the Fund, Custodian shall be the only party entitled to select the means of transportation or delivery used.

        The Custodian is to maintain in its own name bankers' blanket bond insurance. Upon request from the Fund, Custodian shall provide the Fund with a letter executed by an authorized officer of Custodian describing the insurance then in force. If, at any time, such insurance is not satisfactory to the Fund, the Fund may terminate this Agreement in accordance with its provisions. Custodian's responsibilities under this Agreement shall in no way be limited by the coverage limits of insurance carried by Custodian.


                     ARTICLE 19.  INSTRUCTIONS TO CUSTODIAN

        The Custodian may, when it deems it expedient, apply to the Fund, or to counsel for the Fund, or to its own counsel, for instructions and advice; and the Custodian shall not be liable for any action taken by it in accordance with the written instructions or advice of the Fund or of counsel for the Fund.


                           ARTICLE 20.  EFFECTIVE DATE

        This Agreement shall become effective when it shall have been approved by the Board of Directors of the Fund. The Fund shall transmit to the Custodian promptly after such approval by said Board of Directors a copy of its resolution embodying such approval, certified by the Secretary of the Fund.

        IN WITNESS WHEREOF, the Fund and the Custodian have caused this Agreement to be executed in duplicate as of the date first above written by their duly authorized officers.


ATTEST:                                        MIMLIC VALUE FUND, INC.


      /s/ Eric J. Bentley              By  /s/ Paul H. Gooding
--------------------------------          ------------------------------------
      Assistant Secretary                Its  President
                                             ---------------------------------


ATTEST:                                    FIRST TRUST NATIONAL ASSOCIATION



                                       By  /s/ Renee J. Tait
--------------------------------          ------------------------------------
         Trust Officer                    Its  Vice President
                                              --------------------------------

                        AMENDMENT TO CUSTODY AGREEMENT



This Amendment, dated June 22, 1994 amends the Custody Agreement
("Agreement") by and between MIMLIC Value Fund, Inc. (the "Fund") and First Trust National Association ("Custodian") dated May 20, 1994.

The parties agree to amend the Agreement by the addition of the following provisions:

1. Absent specific investment instructions to the contrary from the Fund, Custodian shall leave uninvested and deposit as a general deposit with Custodian or any bank affiliate of Custodian all cash and all checks and drafts (when collected funds are received) received from or with respect to Assets. The Fund acknowledges that Custodian shall have no obligation to pay interest on such general deposit, such uninvested deposit amounts may also include but not by way of limitation, cash amounts received into the Account or pending distribution from the Account.

2. Custodian shall collect all income, principal and other distributions due and payable on securities held either by Custodian or a Depository pursuant to Article 6 but shall be under no obligation or duty to take action to effect collection of any amount if the Assets upon which such payment is due are in default, or if payment is refused after due demand and presentation. Custodian shall have no responsibility to notify the Fund in the event of such default or refusal to pay, but if Custodian receives notice of default or refusal to pay from an issuer or transfer agent, Custodian shall so advise the Fund.


IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above


MIMLIC VALUE FUND, INC.                  FIRST TRUST NATIONAL ASSOCIATION
By:  /s/ Bardea C. Huppert               By:  /s/ Renee J. Tait
     -------------------------------          --------------------------------

Its: Vice President                      Its: Vice President
     -------------------------------          --------------------------------